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                             EXHIBIT 1.A.(3)(a)(1)

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                                                           EXHIBIT 1.A.(3)(a)(1)



                                  AMENDMENT I
                         TO THE UNDERWRITING AGREEMENT
                            DATED DECEMBER   , 1995
                  AMONG PROTECTIVE LIFE INSURANCE COMPANY AND
                         INVESTMENT DISTRIBUTORS, INC.



    WHEREAS, Protective Life Insurance Company ("Protective") and Investment Distributors, Inc. ("IDI") have entered into an Underwriting Agreement, dated
December   , 1995, (the "Agreement"), providing, amongst other things, for IDI to act as principal underwriter in connection with the offers and sales of certain individual flexible premium variable and fixed life insurance policies ("Flexible Premium Policies") to be offered by Protective;



    WHEREAS, Protective proposes to offer to the public certain modified single premium variable and fixed life insurance policies ("Single Premium Policies") and Protective and IDI have agreed that IDI will act as principal underwriter in connection with offers and sales of such Single Premium Policies;



    NOW THEREFORE, in consideration of the foregoing, Protective and IDI hereby agree as follows:



    That the first WHEREAS clause of the Agreement be replaced in its entirety with the following language:



    WHEREAS, the Account has been established by Protective pursuant to the Tennessee Insurance Code in connection with certain individual flexible premium variable and fixed life insurance policies and certain modified single premium variable and fixed life insurance policies (collectively, the "Policies") proposed to be issued to the public by Protective; and



    IN WITNESS WHEREOF, the parties hereto have caused the Amendment to the Agreement to be duly executed and attested effective June 1, 1998.



                                       PROTECTIVE LIFE INSURANCE COMPANY
                                       ON BEHALF OF ITSELF AND PROTECTIVE
                                       VARIABLE LIFE SEPARATE ACCOUNT



Attest:



/s/ EMILY AMBERSON__    By: /s/ ROBERT STEPHEN BRIGGS___________________________



                        INVESTMENT DISTRIBUTORS, INC.



Attest:



/s/ EMILY AMBERSON__    By: /s/ ROBERT STEPHEN BRIGGS___________________________



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